CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-36004) of Public Storage, Inc., formerly Storage Equities, Inc., pertaining to the 1990 Stock Option Plan, the Registration Statement on Form S-8 (No. 33-55541) pertaining to the 1994 Stock Option Plan, the Registration Statement on Form S-8 (No. 333-13463) pertaining to the 1996 Stock Option and Incentive Plan, the Registration Statement on Form S-8 (No. 333-75327) pertaining to the 1994 Share Incentive Plan, the Registration Statement on Form S-8 (No. 333-50270) pertaining to the PS 401(k)/Profit Sharing Plan, the Registration Statement on Form S-8 (No. 333-52400) pertaining to the 2000 Non-Executive/Non-Director Stock Option and Incentive Plan, the Registration Statement on Form S-8 (333-59218) pertaining to the 2001 Non-Executive/Non-Director Stock Option and Incentive Plan and the 2001 Stock Option and Incentive Plan, the Registration Statement on Form S-3 (No. 333-81041) and in the related prospectus, the Registration Statement on Form S-4 (No. 333-86899) and in the related prospectus, the Registration Statement on Form S-4 (No. 333-84126) and in the related prospectus, in the Registration Statement on Form S-3 (No. 333-101425) and in the related Prospectus, the Registration Statement on Form S-4 (No. 333-103190) and in the related prospectus and the Registration Statement on Form S-3 (No. 333-115660) and in the related prospectus of our report dated March 11, 2005 with respect to the consolidated financial statements and schedule of Public Storage, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Public Storage, Inc., included in the Annual Report (Form 10-K) for 2004 filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

March 15, 2005
Los Angeles, California

                                   Exhibit 23